POWER OF ATTORNEY

To Sign and File Reports under Section 16(a) of the Securities Exchange Act of 1934 under Rule 144 or any other Filings Required including Form ID and Schedule 13D
Under the Federal Securities Laws
With Respect to Securities of MSA Safety Incorporated


KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Richard W. Roda and Jeffrey G. Aromatorio and each of them as the undersigneds true and lawful attorneysinfact and agents with full power of substitution for the undersigned and in the undersigneds name place and stead to sign any and all reports of the undersigned under Section 16a of the Securities Exchange Act of
1934 under Rule 144 or any other filings required including Form ID and Schedule 13D under the Federal
Securities Laws with respect to securities of MSA and to file the same with the Securities and Exchange
Commission granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person hereby ratifying and confirming all that said attorneysinfact and agents or any of them or his her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned, are not assuming any of the undersigneds responsibilities to comply with the Federal Securities
Laws.

This Power of Attorney shall remain in effect unless and until notice of its revocation shall have been filed by the undersigned with the Securities and Exchange
Commission.

IN WITNESS WHEREOF the undersigned has executed and delivered this Power of Attorney the date set forth below.

Date: July 22 2026

SIGNATURE:  _________________________

PRINT NAME: Octavio Marquez